$4,000,000	As of October 23, 2017

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, SHEPHERD’S FINANCE, LLC, a Florida limited liability company (“Borrower”) with an office at 13241 Bartram Park Boulevard, Suite 2401, Jacksonville, Florida 32258, promises to pay to the order of Paul Swanson, (“Lender”), with an address at 128 Sota Drive, Jupiter, Florida 33458, or at such other place or places as Lender from time to time may designate in writing, the principal sum of Four Million Dollars and No Cents ($4,000,000.00), or if different from such amount, the unpaid principal balance of this Note, in lawful money of the United States, together with accrued interest thereon at the rate and times hereinafter provided, calculated on the principal balance of this Note from time to time outstanding.

1. Background. Borrower and Lender have entered into a secured line of credit for $4,000,000. The borrowing base for that line of credit may not have $4,000,000 of collateral at any time during the life of this unsecured note. Lender and Borrower both wish to have the $4,000,000 be an outstanding debt from Borrower to Lender, so during the life of this unsecured note, the psotive difference between $4,000,000 and the borrowing base amount shall be an usecured borrowing under this promissory note.

2. Payment of Principal and Interest. Beginning on the date hereof, interest will accrue on the principal sum outstanding, and from time to time outstanding, at a rate equal to ten percent (10.0%) per annum, based upon actual days outstanding and a 365/366 day year (“Rate”). Interest will be earned daily and payable to Lender monthly. The first payment shall be due on the 1st day of the month following the date of this Note, and on the 1st day of each and every month thereafter during the term of this Note; except that if the first payment would be due within ten (10) days of the date of this Note then in such case the first payment shall not be due until the 1st day of the following month. The outstanding principal balance together with all accrued and unpaid interest shall be due and payable on June 30, 2018 (“Maturity Date”). All payments of principal and interest shall be made in lawful currency of the United States of America, which shall be legal tender in payment of all debts, public and private, at the time of payment. This Note maybe prepaid in whole or in part at any time without fee, premium or penalty. If the borrowing base on the secured portion of this relationship drops during the life of this promissory note, the balance on this unsecured promissory note will increase so that the balance of principal on this note is $4,000,000 minus the borrowing base amount.

3. Subordination of Note. This Note is subordinated, in all rights to payment and in all other respects, to Senior Debt. “Senior Debt” shall mean (a) all Debt (present or future) created, incurred, assumed or guaranteed by Borrower (and all renewals, extensions or refundings thereof), except such Debt that by its terms expressly provides that such Debt is not senior or superior in right of payment to Borrower’s fixed rate subordinated notes, (“Subordinate Notes”) and (b) all Debt of Borrower obtained from affiliates of Borrower (which shall mean entities having common ownership and control as Borrower). Notwithstanding anything herein to the contrary, Senior Debt shall not include Debt of Borrower to any of its subsidiaries or under the Subordinate Notes. For purposes of this Note, “Debt” means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of Borrower or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid on the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, and shall include any guarantee of any indebtedness described above.

4. Superiority of Note. This note is senior to, in all rights to payment and in all other respects, the Subordinate Notes.

5. Default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a) Any failure to make any payment due under this Note within ten (10) days of the due date of such payment;

(b) Borrower fails to comply with any term, obligation, covenant, condition, agreement or duty contained in this Note or any related document;

(c) Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or any of the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter; and

(d) Borrower shall admit in writing its inability to pay its debts as they become due, or shall seek or consent to, or acquiesce in, the appointment of any trustee or receiver of the Borrower or of all or any substantial part of its properties and assets;

(e) The appointment of a receiver, trustee or similar officer for Borrower and the continuance in effect of such appointment without stay for thirty (30) days; the commencement of any proceedings under the United States Bankruptcy Code, as amended from time to time (the “Bankruptcy Code”), or any insolvency law by or the consent of Borrower for its reorganization, or other relief, or the commencement of any proceedings under the Bankruptcy Code, or any insolvency law against Borrower if such proceedings are judicially approved as properly instituted or shall remain undismissed for thirty (30) days; the dissolution or termination of existence, or insolvency or business failure of Borrower; or the making by Borrower of an assignment for the benefit of creditors; or the application by Borrower for, or its consent to, the appointment of a receiver, trustee or similar officer for it or for any substantial part of its property.

6. Acceleration. Upon the occurrence of an Event of Default hereunder Lender may declare the then outstanding principal and all accrued but unpaid interest immediately due and payable and upon acceleration and thereafter this Note shall continue to bear interest at the Rate until all indebtedness evidenced hereby has been paid in full. Further, in the event of such acceleration, the Note, and all other indebtedness of Borrower to Lender arising out of or in connection with the Note, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

7. Late Charges. Should Borrower fail to pay the installments of interest or principal ten (10) days from the date they shall become due, then Borrower further promises to pay a late payment charge equal to five percent (5%) of the amount of the unpaid installment as liquidated compensation to Lender for the extra expense to Lender to process and administer the late payment, Borrower agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. Imposition of late charges shall not be deemed a waiver of any right or remedy of Lender, including without limitation, acceleration of this Note.

8. Default Interest Rate. From and after the occurrence and during the continuation of any Event of Default, at the Lender’s sole option, the entire unpaid principal balance of the Note and any other sums owing under this Note shall bear interest until paid at a rate equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum interest rate permitted by applicable law (“Default Rate”).

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9. Application of Payments. All sums received by Lender for application to the indebtedness evidenced by this Note may be applied by Lender to late charges, expenses, costs, interest, principal, and other amounts owing to Lender in connection with this Note in the order selected by Lender in its sole discretion.

10. Expenses. In the event that it becomes necessary for either Borrower or Lender to arbitrate, litigate or commence any action in order to enforce its rights under the terms of this Note then, which shall include collection of any delinquent payment due under this Note whether legal action has commenced or not, and in that event, the prevailing party shall be entitled to recover reasonable attorney’s fees, paralegals’ fees, legal assistants’ fees, costs and expenses, through all arbitration, trial and appellate levels or as the result of Lender’s collection of any delinquent payment due under this Note whether legal action has commenced or not.

11. No Recourse. No member, manager, director, officer, employee or stockholder, individually, of Borrower shall have any liability for any obligations of Borrower under this Note or for any claim based on, or in respect of, such obligations or their creation.

12. Waiver. All persons now or at any time liable for payment of this Note, whether directly or indirectly, including without limitation any guarantor, hereby waive presentment, demand for payment, protest, notice of protest and dishonor. The undersigned expressly consents to any extensions and renewals, in whole or in part, to any release of any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Lender may grant, in its sole discretion, at any time and from time to time without limitation all without any notice or further consent of Borrower and any such grant by Lender shall not be deemed a waiver of any subsequent delay or any of Lender’s rights hereunder.

13. Usury. In no event shall this or any other provision herein permit the collection of any interest, which is usurious under the law governing this transaction. If any such interest in excess of the maximum rate allowable under applicable law has been collected, Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower’s option, such refund shall be applied as a principal payment hereunder.

14. Modification. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, changes, modifications, or discharges is sought.

15. Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida. Venue for all actions taken under or relating to this Note shall be exclusively in Palm Beach County, Florida.

16. Notices. All notices, demands and other communications by Borrower to Lender or Lender to Borrower shall be in writing and shall be delivered by certified or registered mail, return receipt requested, postage prepaid, or by a reputable internationally recognized overnight delivery service and addressed to the other party as set forth below.

If to Lender:	Paul Swanson
128 Sota Drive
Jupiter, Florida 33458

If to Borrower:	SHEPHERD’S FINANCE, LLC
12627 San Jose Boulevard, Suite 203
Jacksonville, Florida 32223
Attn: Daniel M. Wallach

or to such other addresses of which notice is given in the same manner.

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17. Successors and Assigns. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, personal representatives, successors and assigns.

18. Documentary Stamps. Borrower shall pay any and all documentary stamps and/or intangible taxes and all interest and penalties associated therewith which may be assessed on account of the executions of this Note. In the event Borrower fails to pay such sums, Lender or its assigns may, at its option, pay such taxes and/or documentary stamps. Any such payment by Lender or its assigns shall be added to the Note and shall bear interest from the date advanced to the date of recovery at the maximum rate permissible under Florida law. If Borrower fails to pay any and all documentary stamps and/or intangible taxes and any interest or penalties associated therewith which may be assessed on account of the execution and/or recording of this Note, it shall be deemed to be an Event of Default under the terms hereof and shall immediately accelerate the principal balance due hereunder, together with accrued interest. The Borrower shall have the right to contest the foregoing charges.

19. WAIVER OF JURY TRIAL. LENDER, BY ACCEPTANCE OF THIS NOTE, AND BORROWER, HEREBY KNOWINGLY, VOLUNTARILY IRREVOCABLY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

20. Time is of the essence with respect to the terms of this Note.

In witness whereof, Borrower has caused this Note to be dully executed as of the day and year first above written.

BORROWER:

SHEPHERD’S FINANCE, LLC, a Florida limited liability company

By:	/s/ Daniel M. Wallach
Daniel M. Wallach, CEO

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